                                                                   Exhibit 4.7.4

                                                                  EXECUTION COPY


                                     WAIVER

                  This Waiver, dated as of March 13, 2003 (this "WAIVER"), between Paxson Communications Corporation, a Delaware corporation (the "BORROWER"), and the Administrative Agent (as defined below) waives certain provisions of the Credit Agreement, dated as of July 12, 2001 (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Lenders (as defined in the Credit Agreement), Citicorp USA, Inc., as administrative agent for the Lenders and as collateral agent for the Secured Parties under the Collateral Documents (in each such capacity, the "ADMINISTRATIVE AGENT"), Union Bank of California, N.A., as syndication agent for the Lenders, and CIBC, Inc. and General Electric Capital Corporation, each as co-documentation agents for the Lenders.

                              W I T N E S S E T H:

                  WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement and, as of the date hereof, the Lenders consenting to this Waiver constitute the Requisite Lenders (as defined in the Credit Agreement);

                  WHEREAS, the Borrower and the Administrative Agent, on behalf of the Lenders constituting the Requisite Lenders, have agreed to waive certain terms of the Credit Agreement as set forth herein; and

                  WHEREAS, pursuant to Section 11.1 of the Credit Agreement, the consent of the Requisite Lenders is required to waive certain terms of the Credit Agreement as set forth herein;

                  NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                  SECTION 1. DEFINITIONS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

                  SECTION 2. WAIVER TO CREDIT AGREEMENT. Effective as of the Effective Date (as defined below) and subject to the terms and conditions set forth herein, the Administrative Agent, on behalf of the Lenders constituting the Requisite Lenders, hereby waives the following:

                  (a) Compliance with Section 5.1 of the Credit Agreement for the Fiscal Quarter ending June 30, 2003; PROVIDED, that the waiver in this
Section 2(a) shall cease to be of any further force and effect (and any Default or Event of Default that would have otherwise been waived by this Section 2(a) shall continue to constitute a Default or Event of Default, as the case may be) if any of the following conditions are not satisfied:

                  (i) the Borrower's Net Revenue for the four Fiscal Quarters ending on the last day of such Fiscal Quarter shall be not less than $250,000,000; and

                  (ii) in the event the Borrower's Net Revenue for the four Fiscal Quarters ending on the last day of such Fiscal Quarter is less than $270,000,000 but equal to or greater than $250,000,000, the Administrative Agent shall have received from the Borrower concurrently with the delivery of the Borrower's Compliance Certificate for such Fiscal Quarter pursuant to Section 6.1(d) of the Credit Agreement, for the ratable benefit of the Lenders party to the Credit Agreement, a waiver fee equal to 0.125% of the sum of each such Lender's (A) Commitment as of the date of delivery of such Compliance Certificate and (B) Ratable Portion of the principal amount of Term A Loans and Term B Loans outstanding on the date of delivery of such Compliance Certificate.

                  (b) Compliance with Section 5.1 of the Credit Agreement for the Fiscal Quarter ending September 30, 2003; PROVIDED, that the waiver in this
Section 2(b) shall cease to be of any further force and effect (and any Default or Event of Default that would have otherwise been waived by this Section 2(b) shall continue to constitute a Default or Event of Default, as the case may be) if any of the following conditions are not satisfied:

                  (i) the Borrower's Net Revenue for the four Fiscal Quarters ending on the last day of such Fiscal Quarter shall be not less than $250,000,000; and

                  (ii) in the event the Borrower's Net Revenue for the four Fiscal Quarters ending on the last day of such Fiscal Quarter is less than $280,000,000 but equal to or greater than $250,000,000, the Administrative Agent shall have received from the Borrower concurrently with the delivery of the Borrower's Compliance Certificate for such Fiscal Quarter pursuant to Section 6.1(d) of the Credit Agreement, for the ratable benefit of the Lenders party to the Credit Agreement, a waiver fee equal to 0.125% of the sum of each such Lender's (A) Commitment as of the date of delivery of such Compliance Certificate and (B) Ratable Portion of the principal amount of Term A Loans and Term B Loans outstanding on the date of delivery of such Compliance Certificate.

                  (c) Compliance with Section 5.1 of the Credit Agreement for the Fiscal Quarter ending December 31, 2003; PROVIDED, that the waiver in this
Section 2(c) shall cease to be of any further force and effect (and any Default or Event of Default that would have otherwise been waived by this Section 2(c) shall continue to constitute a Default or Event of Default, as the case may be) if any of the following conditions are not satisfied:

                  (i) the Borrower's Net Revenue for the four Fiscal Quarters ending on the last day of such Fiscal Quarter shall be not less than $250,000,000; and

                  (ii) in the event the Borrower's Net Revenue for the four Fiscal Quarters ending on the last day of such Fiscal Quarter is less than $290,000,000 but equal to or greater than $250,000,000, the Administrative Agent shall have received from the Borrower concurrently with the delivery of the Borrower's Compliance Certificate for such Fiscal Quarter pursuant to Section 6.1(d) of the Credit Agreement, for the ratable benefit of the Lenders party to the Credit Agreement, a waiver fee equal to 0.125% of the sum of each such Lender's (A) Commitment as of the date of delivery of such Compliance Certificate and (B) Ratable Portion of the principal amount of Term A Loans and Term B Loans outstanding on the date of delivery of such Compliance Certificate.

                  SECTION 3. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS WAIVER. This Waiver shall become effective as of the date the following conditions precedent have been satisfied (the "EFFECTIVE DATE"):

                                       2
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                  (a) CERTAIN DOCUMENTS. The Administrative Agent shall have received on or before the Effective Date all of the following, all of which shall be in form and substance satisfactory to the Administrative Agent, in sufficient executed copies for each of the Lenders:

                  (i) this Waiver executed by the Borrower;

                  (ii) the Consent, Agreement and Affirmation of Guaranty, in the form attached hereto as ANNEX A, executed by the Subsidiary Guarantors;

                  (iii) an executed Acknowledgment and Consent, in the form attached hereto as ANNEX B (an "ACKNOWLEDGMENT AND CONSENT"), from Lenders constituting the Requisite Lenders; and

                  (iv) such additional documentation as the Administrative Agent or the Requisite Lenders may reasonably require.

                  (b) UPFRONT FEE. The Administrative Agent shall have received from the Borrower, for the ratable benefit of the Lenders executing an Acknowledgment and Consent on or prior to the Effective Date, an upfront fee equal to 0.125% of the sum of each such Lender's (i) Commitment as of the Effective Date and (ii) Ratable Portion of the principal amount of Term A Loans and Term B Loans outstanding on the Effective Date.

                  (c) OTHER FEES. The Administrative Agent shall have received from the Borrower for its own account the fees described in that certain letter agreement, dated as of the date hereof, between the Borrower and the Administrative Agent.

                  (d) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Borrower or any Guarantor in or pursuant to the Credit Agreement and the other Loan Documents to which the Borrower or any Guarantor is a party or by which the Borrower or any Guarantor is bound, shall be true and correct in all material respects on and as of the Effective Date (except to the extent such representations and warranties in any such Loan Document expressly relate to an earlier date).

                  (e) NO EVENTS OF DEFAULT. No Event of Default or Default shall have occurred and be continuing on the Effective Date.

                  SECTION 4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that as of the date hereof, (a) no Event of Default or Default under the Credit Agreement shall have occurred and be continuing and (b) all of the representations and warranties of the Loan Parties contained in Article IV of the Credit Agreement and in any other Loan Document continue to be true and correct in all material respects, as though made on and as of such date (except to the extent such representations and warranties in any such Loan Document expressly relate to an earlier date).

                  SECTION 5. COSTS AND EXPENSES. The Borrower agrees to pay on demand in accordance with the terms of Section 13.3 of the Credit Agreement all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Waiver and all other Loan Documents entered into in connection herewith, including the reasonable fees, expenses and disbursements of Weil, Gotshal & Manges LLP, counsel for the Administrative Agent with respect thereto.

                  SECTION 6. NO OTHER WAIVERS.

                  (a) Except as specifically waived herein, all of the terms of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect.

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                  (b) The execution, delivery and effectiveness of this Waiver shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement or any of the Loan Documents, nor constitute an amendment or waiver of any provision of the Credit Agreement or any of the Loan Documents.

                  (c) This Waiver is a Loan Document.

                  SECTION 7. TITLES. The Section titles contained in this Waiver are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                  SECTION 8. EXECUTION IN COUNTERPARTS. This Waiver may be executed and delivered in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same original agreement.

                  SECTION 9. NOTICES. All communications and notices to the Borrower and the Administrative Agent hereunder shall be given as provided in the Credit Agreement.

                  SECTION 10. SEVERABILITY. If any term or provision set forth in this Waiver shall be invalid or unenforceable, the remainder of this Waiver, or the application of such term or provision to persons or circumstances, other than those to which it is held unenforceable, shall not in any way be affected or impaired thereby.

                  SECTION 11. SUCCESSORS. The terms of this Waiver shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors or assigns.

                  SECTION 12. GOVERNING LAW. This Waiver shall be interpreted, and the rights and liabilities of the parties determined, in accordance with the internal law of the State of New York.


                            [SIGNATURE PAGE FOLLOWS]


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                  IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                             PAXSON COMMUNICATIONS CORPORATION,
                             as Borrower


                             By:
                                 -----------------------------------------------
                                 Name: Thomas Severson, Jr.
                                 Title:   Senior Vice President, Chief Financial
                                 Officer and Treasurer



                             CITICORP USA, INC.,
                             as Administrative Agent


                             By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

                                                                         ANNEX A


                 CONSENT, AGREEMENT AND AFFIRMATION OF GUARANTY

                  Each of the undersigned Subsidiary Guarantors hereby consents to the terms of the foregoing Waiver in its capacity as a guarantor under the Guaranty and agrees that the terms of the foregoing Waiver shall not affect in any way its obligations and liabilities under its Guaranty, all of which obligations and liabilities shall remain in full force and effect and each of which is hereby reaffirmed.

                                  On behalf of each of the Subsidiary Guarantors under the Loan Documents


                                  By:
                                      ------------------------------------------
                                      Name: Thomas Severson, Jr.
                                      Title: Vice President and Treasurer and,
                                      with respect to America 51, L.P., Vice
                                      President and Treasurer of its General and
                                      Limited Partners

                                                                         ANNEX B


                           ACKNOWLEDGMENT AND CONSENT


Paxson Communications Corporation
601 Clearwater Park Road
West Palm Beach, FL  33401
Attention: Thomas E. Severson, Jr., Chief Financial Officer, with a copy to Anthony L. Morrison, Esq., Chief Legal Officer
Telecopy no: (561) 659-4754

Citicorp USA, Inc., as Administrative Agent
388 Greenwich Street, 21st Floor
New York, NY  10013
Attention: John P. Judge
Telecopy no: (212) 816-8084

         RE: PAXSON COMMUNICATIONS CORPORATION

Ladies and Gentlemen:

                  Reference is made to the Credit Agreement, dated as of July 12, 2001 (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Paxson Communications Corporation, a Delaware corporation (the "BORROWER"), the Lenders (as defined in the Credit Agreement), Citicorp USA, Inc., as administrative agent for the Lenders and as collateral agent for the Secured Parties under the Collateral Documents (in each such capacity, the "ADMINISTRATIVE AGENT"), Union Bank of California, N.A., as syndication agent for the Lenders, and CIBC, Inc. and General Electric Capital Corporation, each as co-documentation agents for the Lenders. Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement are used herein as therein defined.

                  The Borrower has requested that the Lenders consent to a waiver to the Credit Agreement on the terms described in the Waiver (the "WAIVER"), a form of which is attached as EXHIBIT A hereto.

                  Pursuant to Section 11.1 of the Credit Agreement, the undersigned Lender hereby consents to the waivers to the Credit Agreement contained in the Waiver and authorizes the Administrative Agent to execute the Waiver on its behalf.

                                              Very truly yours,

                                              ---------------------------
                                              (NAME OF LENDER)


                                              By:_______________________________
                                                 Name:
                                                 Title:
Dated as of March ___, 2003